SALOMON BROTHERS SERIES FUNDS INC

ARTICLES OF AMENDMENT

(Name change to Legg Mason Partners Series Funds, Inc. effective at 9:00 a.m. on November 20, 2006 pursuant to Articles of Amendment filed with the State Department of Assessments and Taxation on November 15, 2006)

Salomon Brothers Series Funds Inc, a Maryland corporation (the “Corporation”), hereby certifies to the Maryland State Department of Assessments and Taxation that:

FIRST: The charter (the “Charter”) of the Corporation is hereby amended so that the shares of O Sub-Class of Legg Mason Partners Global High Yield Bond Fund are re-designated as shares of I Sub-Class of Legg Mason Partners Global High Yield Bond Fund.

SECOND: The Charter of the Corporation is hereby amended so that the shares of Y Sub-Class of Legg Mason Partners Small Cap Growth Fund I and Legg Mason Partners Strategic Bond Fund are re-designated as shares of I Sub-Class of Legg Mason Partners Small Cap Growth Fund I and Legg Mason Partners Strategic Bond Fund, respectively.

THIRD: The amendments set forth in these Articles of Amendment have been approved by at least a majority of the entire Board of Directors of the Corporation and are limited to changes expressly authorized by Section 2-605 of the Maryland General Corporation Law without action by the stockholders.

FOURTH: These Articles of Amendment to the Charter of the Corporation shall become effective at 9:01 a.m. on November 20, 2006.

FIFTH: The undersigned Chairman, President and Chief Executive Officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Chairman, President and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its name and on its behalf by its Chairman, President and Chief Executive Officer and attested by its Assistant Secretary this      day of November, 2006.

ATTEST:	SALOMON BROTHERS SERIES FUNDS INC

By:
Thomas C. Mandia		R. Jay Gerken
Assistant Secretary		Chairman, President and Chief Executive Officer